UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
[ ]	Preliminary Information Statement
[ ]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-5(d)(2))
[X]	Definitive Information Statement

BORLAND SOFTWARE CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party: C. Robert Coates

(4)	Date Filed: April 26, 2007

April 26, 2007

Re:

Borland Software Corporation

Preliminary Proxy Statement PREC14A

Filed by C. Robert Coates

File No. 1-10824

Dear Board:

Please be advised that as a result of the lack of time left between this date, and May 16, 2007, the date scheduled for the Borland Software Annual Shareholder’s Meeting, I have concluded that there is too little time left to mount a credible campaign to solicit proxies and obtain sufficient votes to be elected to the Borland Board of Directors.

As a result I have decided to withdraw my candidacy for the Board of Directors of Borland.

With this letter, please treat my previously submitted Schedule 14A Revised Preliminary Proxy Statement as withdrawn effective as of this date.

Very truly yours,

/s/ C. Robert Coates

C. Robert Coates